Deal CUSIP 64536VAA8
Revolving Facility CUSIP 64536VAB6

SECOND MODIFICATION AGREEMENT
This Second Modification Agreement (“Agreement”) is made as of May 7, 2015, by and between THE NEW HOME COMPANY INC., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION D/B/A HOUSING CAPITAL COMPANY, in its capacity as Administrative Agent (the “Administrative Agent”), for the benefit of Lenders under the Credit Agreement described below, LC Issuer, Swing Line Lender and a Lender.
RECITALS
A.Under that certain Credit Agreement dated as of June 26, 2014, by and among Borrower, Administrative Agent and the financial institutions from time to time party thereto (collectively, the “Lenders”), as modified by that certain Modification Agreement dated as of December 3, 2014 (collectively, as amended, restated or otherwise modified, the “Credit Agreement”), Administrative Agent and the Lenders agreed to make a loan to Borrower (the “Loan”). Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.
B.    The Loan is evidenced by those certain notes dated as of December 3, 2014, made by Borrower and payable to the order of a Lender, in the aggregate maximum principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) (collectively, as amended, restated, supplemented, substituted, or otherwise modified, the “Notes”).
C.    In connection with the Loan, THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC, a Delaware limited liability company, THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC, a Delaware limited liability company, and TNHC LAND COMPANY LLC, a Delaware limited liability company (individually and collectively, “Guarantor”), have executed that certain Guaranty dated as of June 26, 2014 in favor of Administrative Agent and the Lenders (as amended, restated or otherwise modified, the “Guaranty”), pursuant to which Guaranty Guarantor guaranteed to Administrative Agent and Lenders the payment and performance of Borrower’s obligations under the Loan Documents.
D.    The Notes, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and any other documents executed in connection with the Loan, including those which evidence, guarantee, secure or modify the Loan, as any or all of them may have been amended to date, are sometimes referred to herein as the “Loan Documents. This Agreement is a Loan Document.
E.    As of the date hereof, the outstanding principal balance of the Loan is $113,023,559.83, and no Letters of Credit have been issued by LC Issuer and remain outstanding.
F.    Borrower has requested, and Administrative Agent and Lenders have agreed, to increase the Aggregate Commitment amount from $125,000,000 to $175,000,000, extend the maturity of the Loan and make certain other changes to the Loan, all on the terms and conditions set forth herein.

G.    Bank of the West, a California banking corporation (“Bank of the West”), is becoming a “Lender” under the Credit Agreement with a Commitment of $15,000,000.00.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the mutual covenants herein contained, Borrower and Lender hereby agree to the following terms and conditions:
1.Recitals. The recitals set forth above in the Recitals are true, accurate and correct.
2.    Reaffirmation of Loan. Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Notes or any other Loan Document.
3.    Aggregate Commitment; Lender Commitments.
(a)    As of the date of this Agreement, the Aggregate Commitment is $175,000,000.00. Schedule 1 attached to the Loan Agreement is hereby amended and restated in its entirety by Schedule 1 attached hereto.
(b)    Each of U.S. Bank National Association d/b/a Housing Capital Company, JPMorgan Chase Bank, N.A., Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch hereby agrees to increase their respective Commitment to the amount specified with respect to such Lender on Schedule 1 attached hereto.
(c)    Bank of the West hereby agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, as of the date hereof, become a Lender for all purposes of the Credit Agreement and the other Loan Documents to the same extent as if originally a party thereto, with a Commitment in the amount specified with respect to such Lender on Schedule 1 attached hereto. Bank of the West hereby (i) represents and warrants that it is legally authorized to enter into this Agreement and that none of the funds, monies, assets or other consideration being used to fund its Loans are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental

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thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.
4.    Modifications of Loan Documents.
(a)    Definitions.
(i)    The definition of “Adjusted Leverage Ratio” as set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Adjusted Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) the Joint Venture Debt outstanding on such date, to (ii) the Consolidated Tangible Net Worth of each Joint Venture as of such date.
(ii)    The definition of “Facility Termination Date” as set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Facility Termination Date” means April 30, 2018, as the same may be extended as provided in Section 2.24, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
(iii)    The definition of “Leverage Ratio” as set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Leverage Ratio” means, as of any date of calculation, the ratio (expressed as a percentage) of (i) (A) Consolidated Indebtedness outstanding on such date less (B) Unrestricted Cash in excess of the Minimum Liquidity Amount on such date to (ii) (A) the sum of Consolidated Indebtedness on such date plus (B) Consolidated Tangible Net Worth on such date less (C) Unrestricted Cash in excess of the Minimum Liquidity Amount on such date.
(iv)    The definitions of the following terms are hereby added to Article I of the Credit Agreement in alphabetical order thereto, each of which shall read as follows:
“Augmenting Lender” is defined in Section 2.25.
“Increasing Lender” is defined in Section 2.25.
(b)    Commitment Fee. Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

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“2.5    Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share a Commitment Fee (the “Commitment Fee”) from the date hereof to and including the Facility Termination Date, which Commitment Fee shall accrue on a daily basis in an amount equal to (a) the Available Aggregate Commitment on such day, multiplied by (b) the Applicable Fee Rate then in effect, divided by (c) 360. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall count as usage of the Aggregate Commitment for the purpose of calculating the Commitment Fee due hereunder. Notwithstanding the foregoing, (A) no Commitment Fee shall be payable as to any calendar quarter if the average daily Available Aggregate Commitment during such quarter (i.e., the sum of the amount of the Available Aggregate Commitment on each day during such quarter, divided by the total number of days during such quarter) is less than 50% of the average daily total Aggregate Commitment during such quarter (i.e., the sum of the amount of the total Aggregate Commitment on each day during such quarter, divided by the total number of days during such quarter), and (B) the Applicable Fee Rate specified in Levels I, II and III of the Pricing Schedule shall be reduced by five basis points (0.05%) through June 25, 2015.”
(c)    Method of Selecting Types and Interest Periods for New Revolving Advances. Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 2.8    Method of Selecting Types and Interest Periods for New Revolving Advances. The Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice in the form of Exhibit D (a “Borrowing Notice”) executed by an Authorized Officer not later than 10:00 a.m. (Pacific time) on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), two (2) Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars, specifying:
(i)    the Borrowing Date, which shall be a Business Day, of such Advance,
(ii)    the aggregate amount of such Advance,
(iii)    the Type of Advance selected, and
(iv)    in the case of each Eurocurrency Advance, the Interest Period applicable thereto.
Not later than 12:00 noon (Pacific time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the

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Administrative Agent at its address specified pursuant to ARTICLE XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.”
(d)    Extension of Facility Termination Date. Notwithstanding anything to the contrary set forth in Section 2.24, the extension of the Facility Termination Date pursuant to Section 4(a)(ii) above is in addition to, and is not in any way a derogation of, Borrower’s right to request a further extension of such Facility Termination Date in accordance with Section 2.24, which remains in full force and effect.
(e)    Increase Option.
(i)    The following is hereby inserted into the Credit Agreement as new Section 2.25:
“2.25    Increase Option. Subject to the prior written consent of Administrative Agent (not to be unreasonably withheld), Borrower may elect (but in no event more than once), to increase the Commitments, in an integral multiple of $5,000,000 or such lower amount as Borrower and Administrative Agent agree upon, so long as, after giving effect thereto, the amount of such increase (when added to the existing Aggregate Commitment) does not exceed $200,000,000. Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new Eligible Assignees (each such new Eligible Assignee, an “Augmenting Lender”), to increase their existing Commitments, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender and each Increasing Lender shall be subject to the approval of Borrower, Administrative Agent and Swing Line Lender, in each case not to be unreasonably withheld, and shall be either a Qualified Bank or approved by each LC Issuer, such approval not to be unreasonably withheld, and (ii) (y) in the case of an Increasing Lender, Borrower and such Increasing Lender shall execute an agreement substantially in the form of Exhibit I hereto, and (z) in the case of an Augmenting Lender, Borrower and such Augmenting Lender shall execute an agreement substantially in the form of Exhibit J hereto. In no event shall any Lender become an Increasing Lender or an Augmenting Lender without such Lender’s prior written consent (in its sole discretion). No consent of any Lender (other than Administrative Agent and the Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.25. Increases and new Commitments created pursuant to this Section 2.25 shall become effective on the date agreed by Borrower, Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this paragraph

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unless, (1) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied (or waived by the Required Lenders) and Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of Borrower, and (2) Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of Borrower to borrow hereunder after giving effect to such increase, as well as such documents as Administrative Agent may reasonably request (including, without limitation, customary opinions of counsel and affirmations of Loan Documents and pro forma compliance with the financial covenants set forth in Section 6.19). On the effective date of any increase in the Commitments, (aa) each relevant Increasing Lender and Augmenting Lender shall make available to Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (bb) Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by Borrower, in accordance with the requirements of Section 2.8). The deemed payments made pursuant to clause (bb) above shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods. Nothing contained in this Section 2.25 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.”
(ii)    Exhibits I and J attached hereto are inserted into the Credit Agreement, respectively, as new Exhibits I and J.
(f)    Consolidated Tangible Net Worth Test. Section 6.19(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Consolidated Tangible Net Worth Test. The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than (i) $125,000,000.00 plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing on or after April 1, 2015 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation) plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in

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connection with any offering of stock or equity in each fiscal quarter after May 7, 2015 (the “Consolidated Tangible Net Worth Test”).”
(g)    Leverage Test. Section 6.19(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    Leverage Test. Borrower shall not at any time permit the Leverage Ratio to exceed sixty-five percent (65%) (the “Leverage Test”).”
(h)    Adjusted Leverage Test. Section 6.19(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c)    Adjusted Leverage Test. Borrower shall not at any time permit the Adjusted Leverage Ratio to exceed fifty percent (50%) (the “Adjusted Leverage Test”).”
(i)    Minimum Liquidity Amount. Section 6.19(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(d)    Minimum Liquidity Amount. Borrower shall not, on any date of determination, permit Borrower’s Unrestricted Cash to be less than the greater of (i) Seven Million Dollars ($7,000,000.00), or (ii) an amount equal to Consolidated Interest Expense over the immediately preceding twelve month period (such greater amount being referred to herein as the “Minimum Liquidity Amount”).”
5.    Conditions Precedent. Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent in the exercise of Administrative Agent’s sole judgment:
(a)    Administrative Agent shall have received fully executed and where appropriate, acknowledged originals of this Agreement and the attached Guarantors’ Consent.
(b)    Administrative Agent shall have received the fully executed original fee letter of even date herewith executed by Borrower.
(c)    Each Lender shall have received an original promissory note, or amended and restated promissory note, as applicable, substantially in the form of Exhibit F (with such modifications as may be necessary in the case of amended and restated promissory notes), executed by Borrower payable to the order of such Lender in the maximum principal amount of such Lender’s Commitment.
(d)    Each Lender shall have made available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to the increase in the Aggregate Commitment contemplated by this Agreement and the use of such

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amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all Lenders to equal its Pro Rata Share of such outstanding Revolving Loans.
(e)    Administrative Agent shall have received a Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document or the Operating Agreement or other organizational document of such Loan Party since the Effective Date, (ii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement (or, in the case of a Guarantor, the Consent and Reaffirmation of Guaranty attached hereto), (iii) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (iv) and the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party.
(f)    The representations and warranties contained in the Loan Documents and this Agreement shall be true and correct as of the effective date of this Agreement.
(g)    All payments due and owing to Administrative Agent and the Lenders under the Loan Documents shall have been paid current as of the effective date of this Agreement.
(h)    Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent and the Lenders in connection with this Agreement, including legal fees and expenses of Administrative Agent’s and Lenders’ counsel.
6.    Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders as follows:
(a)    Loan Documents. All representations and warranties made and given by Borrower in the Loan Documents are true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties are true and correct in all respects) as of the date of this Agreement except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects (except to the extent already qualified by materiality, in which case said representations and warranties was true and correct in all respects) on and as of such earlier date.
(b)    No Event of Default. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.
(c)    Borrowing Entity. Borrower is a corporation which is duly organized and validly existing under the laws of the State of Delaware. Except as otherwise disclosed to Administrative Agent in writing prior to the date hereof, there have been no changes in the

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organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan.
7.    Remedies. Upon a default under this Agreement, the Notes or any of the other Loan Documents, Administrative Agent may enforce all rights and remedies under any applicable law. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which Administrative Agent or the Lenders would otherwise have under the Loan Documents or applicable law.
8.    Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.
9.    Effect of this Agreement. The terms and conditions of the Credit Agreement and the other Loan Documents are modified only to the extent specifically set forth herein and on the condition that such modification shall not prejudice any other existing or future rights, remedies, benefits or powers belonging or accruing to Administrative Agent and the Lenders under the terms of the Credit Agreement and the other Loan Documents, as hereby modified.
10.    No Impairment; Reaffirmation and Ratification. Except as set forth herein, the terms of the Notes, the Credit Agreement and the other Loan Documents shall remain in full force and effect and apply to this Agreement, and the Notes and the other Loan Documents are ratified and affirmed by the parties hereto.
11.    Indemnification. Borrower shall indemnify, defend, protect and hold Administrative Agent and the Lenders (individually and collectively, the “Indemnified Party”) harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including, without limitation, attorneys’ fees and other costs of defense, incurred or accruing by reason of any acts performed by Indemnified Party pursuant to the provisions of this Agreement regardless of whether legal action is commenced in any court, including, without limitation, those arising from the joint, concurrent or comparative negligence of Indemnified Party, except as a result of Indemnified Party’s gross negligence or willful misconduct.
12.    Successors and Assigns. The terms and conditions of this Agreement are binding upon Borrower and its representatives, successors, interests, and assigns, and shall survive the termination of this Agreement, the Notes and the other Loan Documents.
13.    Purpose and Effect of Administrative Agent’s and Lenders’ Approval. Administrative Agent’s and/or Lenders’ approval of any matter in connection with the Loan shall be for the sole purpose of protecting Administrative Agent’s and Lenders’ security and rights. Neither the execution and delivery of this Agreement by Administrative Agent or any Lender, nor any approval by Administrative Agent or any Lender of any matter in connection with the Loan shall result in a waiver of any Event of Default. In no event shall Administrative Agent’s or any Lender’s approval be a representation of any kind with regard to the matter being approved.

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14.    NO ORAL MODIFICATION. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. NOTWITHSTANDING ANY PRIOR PRACTICE TO THE CONTRARY AND FOR THE AVOIDANCE OF DOUBT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THERE MAY BE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
15.    Integration. The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.
16.    Authorization. By signing below, each party hereto represents to the other that the individual executing this Agreement on its behalf is the duly appointed signatory of such party and that such individual is authorized to execute this Agreement by or on behalf of such party and to take all action required by the terms of this Agreement.
17.    Miscellaneous. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State. As used herein, the word “include(s)” means “includes(s), without limitation,” and the word “including” means “including, but not limited to.”

[Signatures on the Following Page]

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IN WITNESS WHEREOF, Borrower, Administrative Agent, Swing Line Lender, LC Issuer and Lenders have executed this Agreement as of the date first above written.

BORROWER:

THE NEW HOME COMPANY INC., a Delaware corporation

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Financial Officer

By:	/s/ H. Lawrence Webb
Name:	H. Lawrence Webb
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT, SWING LINE LENDER, LC ISSUER AND LENDER:

U.S. BANK NATIONAL ASSOCIATION, D/B/A HOUSING CAPITAL COMPANY, as a Lender, Swing Line Lender, LC Issuer and Administrative Agent

By:	/s/ Karen Goodbody
Name:	Karen Goodbody
Title:	Vice President

LENDER:

CITIBANK, N.A.

By:	/s/ Robert Kane
Name:	Robert Kane
Title:	Vice President

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Nadeige Dang
Name:	Nadeige Dang
Title:	Vice President

LENDER:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Bill O'Daly
Name:	Bill O'Daly
Title:	Authorized Signatory

By:	/s/ Sean MacGregor
Name:	Sean MacGregor
Title:	Authorized Signatory

LENDER:

BANK OF THE WEST

By:	/s/ Jon Tarnow
Name:	Jon Tarnow
Title:	Vice President

By:	/s/ Chuck Weerasooriya
Name:	Chuck Weerasooriya
Title:	Managing Director

GUARANTORS’ CONSENT

The undersigned (collectively, “Guarantor”) consents to the foregoing Second Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Guaranty dated as of June 26, 2014 (as amended, restated or otherwise modified, the “Guaranty”), and its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations. Guarantor further reaffirms that its obligations under the Guaranty are separate and distinct from Borrower’s obligations.

Dated as of: May 7, 2015

GUARANTOR:

THE NEW HOME COMPANY SOUTHERN CALIFORNIA LLC, a Delaware limited liability company

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Financial Officer

By:	/s/ Mark Kawanami
Name:	Mark Kawanami
Title:	Senior Vice President

THE NEW HOME COMPANY NORTHERN CALIFORNIA LLC, a Delaware limited liability company

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Financial Officer

By:	/s/ Mark Kawanami
Name:	Mark Kawanami
Title:	Senior Vice President

GC-1

TNHC LAND COMPANY LLC, a Delaware limited liability company

By:	/s/ Wayne Stelmar
Name:	Wayne Stelmar
Title:	Chief Financial Officer

By:	/s/ Mark Kawanami
Name:	Mark Kawanami
Title:	Senior Vice President

GC-2

SCHEDULE 1
Commitments

Lender:	Commitment:	Percentage:
U.S. Bank National Association d/b/a Housing Capital Company	$80,000,000.00	45.714285710%
JPMorgan Chase Bank, N.A.	$25,000,000.00	14.285714290%
Citibank, N.A.	$35,000,000.00	20.000000000%
Credit Suisse AG, Cayman Islands Branch	$20,000,000.00	11.428571430%
Bank of the West	$15,000,000.00	8.571428571%

TOTAL COMMITMENTS	$175,000,000.00	100.000000000%

Schedule 1

EXHIBIT I

FORM OF INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated as of [__________], 20[__] (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of June 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The New Home Company Inc., a Delaware corporation (“Borrower”), the Lenders party thereto and U.S. Bank National Association, d/b/a Housing Capital Company, as Administrative Agent (in such capacity, “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.25 of the Credit Agreement, Borrower has the right, subject to the terms and conditions thereof, to effectuate an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;
WHEREAS, Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.25 of the Credit Agreement; and
WHEREAS, pursuant to Section 2.25 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[__________], thereby making the aggregate amount of its total Commitment equal to $[__________].
2.    The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
3.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
4.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of California.
5.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

Exhibit I – Page 1

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER] By: ______________________________ Name: Title:

Accepted and agreed to as of the date first written above:

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:______________________________
Name: ___________________________
Title: ____________________________

By:______________________________
Name: ___________________________
Title: ____________________________

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION,
d/b/a Housing Capital Company,
as Administrative Agent and a Lender

By:______________________________
Name: ___________________________
Title: ____________________________

Exhibit I – Page 2

EXHIBIT J

FORM OF AUGMENTING LENDER SUPPLEMENT
AUGMENTING LENDER SUPPLEMENT, dated as of [__________], 20[__] (this “Supplement”), to the Credit Agreement, dated as of June 26, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The New Home Company Inc., a Delaware corporation (“Borrower”), the Lenders party thereto and U.S. Bank National Association, d/b/a Housing Capital Company, as Administrative Agent (in such capacity, “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Credit Agreement provides in Section 2.25 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of Borrower and Administrative Agent, by executing and delivering to Borrower and Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $[__________].
2.    The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement and that none of the funds, monies, assets or other consideration being used to fund its Loans are “plan assets” as defined under ERISA and that is rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in

Exhibit J – Page 1

accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
3.    The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
[___________]
4.    Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
5.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
6.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of California.
7.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
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Exhibit J – Page 2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER] By: ______________________________ Name: Title:

Accepted and agreed to as of the date first written above:

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:______________________________
Name: ___________________________
Title: ____________________________

By:______________________________
Name: ___________________________
Title: ____________________________

Acknowledged as of the date first written above:

U.S. BANK NATIONAL ASSOCIATION,
d/b/a Housing Capital Company,
as Administrative Agent

By:______________________________
Name: ___________________________
Title: ____________________________

Exhibit J – Page 3